Exhibit 107
CALCULATION OF FILING FEE TABLES

FORM S-3
(Form Type)

GSE Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Common Stock, par value $0.01 per share	457(c)	5,428,276(3)	$1.92		$10,422,290	$92.70 per $1,000,000		$966.15

Carry Forward Securities
Carry Forward Securities	-	-	-	-			-				-	-	-	-
	Total Offering Amounts					$			$
	Total Fees Previously Paid									$966.15
	Total Fee Offsets									$966.15
	Net Fee Due									$0
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share, of GSE Systems, Inc. that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the registrant’s common stock as reported on the NASDAQ Capital Market on March 29, 2022.

(3)
Comprised of (i) 4,144,544 shares of common stock that may be sold by the selling stockholder named herein upon the conversion of the Note (as defined herein) and (ii) 1,283,732 shares of common stock that may be sold by the selling stockholder named herein upon the exercise of the Warrant (as defined herein).

Table 2: Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rule 457(p)
Fee Offset Claims	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-		-						-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
-	-	-	-	-	-	-